SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 29, 2001

Date of report (Date of earliest event reported)

GalaGen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27976	41-1719104
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	301 Carlson Parkway , Suite 301 Minnetonka, Minnesota	55305
	(Address of Principal Executive Offices)	(Zip Code)

Telephone Number:  (952) 258-5500

(Registrant’s Telephone Number, Including Area Code)

Item 2.          Acquisition or Disposition of Assets.

                On November 29, 2001, GalaGen Inc. (the “Company”) acquired from Transamerica Technology Finance Corporation (“Transamerica”) certain pilot plant, support, computer and laboratory equipment (the “Transamerica Equipment”) that previously was leased by the Company from Transamerica and used in the Company’s businesses of developing products derived from bovine colostrum.  The Transamerica Equipment was acquired by the Company pursuant to a Settlement and Conveyance Agreement and Mutual General Release by and between the Company and Transamerica dated as of November 29, 2001 (the “Transamerica Settlement”).

                Under the Transamerica Settlement, Transamerica transferred the Transamerica Assets to the Company and released the Company from any further claims or obligations in exchange for the Company’s (a) payment to Transamerica of $145,000, (b) issuance of a replacement warrant lowering the exercise price and extending the term of a warrant previously issued to a Transamerica affiliate, and (c) issuance of a seven year warrant to purchase 40,000 shares of the Company’s common stock to a Transamerica affiliate.

                Immediately upon its acquisition, the Transamerica Equipment was sold to Land O’Lakes, Inc. (“LOL”), pursuant to an Agreement by and between LOL and the Company dated as of November 29, 2001 (the “LOL Agreement”).  The proceeds from the sale of the Transamerica Equipment to LOL, which were delivered by LOL directly to Transamerica, were used to pay the acquisition price of the Transamerica Equipment.

                Also pursuant to the LOL Agreement and on November 29, 2001, the Company assigned to LOL certain of its equipment (the “Firstar Assets”) leased by the Company pursuant to a Master Equipment Lease by and between the Company and Cargill Leasing Corporation dated as of June 6, 1996, as amended (the “Firstar Lease”) and sold certain of its other equipment (together with the Transamerica Equipment and the Firstar Assets, the “Assets”) to LOL.

                Pursuant to the LOL Agreement, the Company transferred to LOL all of the Assets not subject to the Firstar Lease free and clear of all encumbrances.  The Company also assigned all of its rights to the Firstar Assets to LOL by assigning the Firstar Lease to LOL.  In exchange for the sale and assignment of the Assets, LOL agreed to (a) make, on behalf of the Company, the $145,000 payment to Transamerica for the Transamerica Equipment under the Transamerica Settlement, and (b) release the Company from all back rent owed to LOL for the Company’s use of LOL’s facilities and for all lease payments previously made by LOL on the Company’s behalf relating to the Firststar Lease (such back rent and lease payments totaled approximately $550,000).

                The terms of the LOL Agreement and the Transamerica Settlement, including the aggregate consideration received by the Company from LOL and paid to Transamerica, were determined through negotiations between the management of the Company and the management of LOL and Transamerica and were approved by the board of directors of the Company.  Prior to the Assignment of the Firstar Lease to LOL, LOL had guaranteed the Company’s payments thereunder.  Certain other material relationships between the Company and LOL are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

Item 7.                             Financial Statements and Exhibits.

                              (b)                     Pro Forma Financial Information

The required pro forma financial information is unavailable as of the date of this filing.  Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8–K.

                              (c)                      Exhibits

2.1               Agreement by and between Land O’Lakes, Inc. and GalaGen Inc., dated as of November 29, 2001.  Exhibits A (list of assets), B (copy of Firstar Lease), C (list of assets), and D (form of Release) to the LOL Agreement are omitted from this filing.  The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

2.2               Settlement and Conveyance Agreement and Mutual General Release by and between GalaGen Inc. and Transamerica Technology Finance Corporation dated as of November 29, 2001.  Exhibits A (form of Bill of Sale) and B (form of UCC Termination) to the Transamerica Settlement are omitted from this filing.  The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2001

GALAGEN INC.
(Registrant)

By	/s/ Henry J. Cardello
Henry J. Cardello
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.

2.1                                                                                 Agreement by and between Land O’Lakes, Inc. and GalaGen Inc., dated as of November 29, 2001.  Exhibits A (list of assets), B (copy of Firstar Lease), C (list of assets), and D (form of Release) to the LOL Agreement are omitted from this filing.  The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

2.2                                                                                 Settlement and Conveyance Agreement and Mutual General Release by and between GalaGen Inc. and Transamerica Technology Finance Corporation dated as of November 29, 2001.  Exhibits A (form of Bill of Sale) and B (form of UCC Termination) to the Transamerica Settlement are omitted from this filing.  The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.